                                                          EXHIBIT 12(a)

             CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

                                                                                                Nine months
                                                          Year ended December 31,            ended September 30,
                                            ------------------------------------------------ ------------------
                                              1990       1991       1992     1993     1994          1995
                                            -------    -------    -------   ------   ------    --------------
Earnings (loss) before income taxes         (26,009)   (18,832)   (13,386)   3,021   25,041        21,206

Fixed charges (1)                            42,020     40,091     38,481   33,399   32,256        27,480
                                            -------    -------    -------   ------   ------        ------

Earnings (1)                                 16,011     21,259      25,095   36,420   57,297        48,686
                                            -------    -------    -------   ------   ------        ------
                                            -------    -------    -------   ------   ------        ------

Ratio of earnings to fixed charges               --         --         --     1.09     1.78          1.77
                                            -------    -------    -------   ------   ------        ------
                                            -------    -------    -------   ------   ------        ------

Deficiency of earnings to fixed charges     (26,009)   (18,832)   (13,386)      --       --            --
                                            -------    -------    -------   ------   ------        ------
                                            -------    -------    -------   ------   ------        ------

(1) For purposes of computing the ratio of earnings to fixed charges, "earnings" consists of earnings (loss) from continuing operations before income taxes, extraordinary items and fixed charges. Fixed charges consist of interest expense, including amortization of debt discount, and one-third of rental expense representing the estimated interest portion of rental payments on operating leases.